Exhibit10.1

EXECUTION COPY

COMMERCIAL LEASE

This Commercial Lease (this “Lease”) dated September 15, 2016 is made effective as of July 15, 2016, by and between 605 Doug St, LLC, a California limited liability company (“Landlord”) and NantKwest, Inc., a Delaware corporation (“Tenant”).

ARTICLE 1
Basic Provisions

1.1Premises.  That certain real property, including all improvements therein, and commonly known as 605 South Douglas Street located in El Segundo, California (“Premises”), containing approximately 24,250 rentable square feet.  The Premises, the building and the land upon which they are located, together with all improvements located thereon shall collectively be referred to as the “Project.”

1.2Term; Option Term.  Seven (7) years (“Term”) commencing as of July 15, 2016 (“Commencement Date”) and ending on July 14, 2023 (“Expiration Date”).  Subject to the terms hereof, Tenant and Landlord have a one-time option (but not the obligation) to mutually agree to extend the initial Term for an additional period of three (3) years (“Option Term”) under the terms of this Lease.  In order to exercise the foregoing option, Tenant shall (i) not be in Default and (ii) deliver to the Landlord an irrevocable written notice (unless Landlord does not agree to extend) to extend during the period commencing February 15, 2022 and ending July 14, 2022 (the “Option Exercise Period”).  If Tenant provides the written notice during the Option Exercise Period, and Landlord agrees to the extension, then the initial Term shall be extended from July 15, 2023 through July 14, 2026.  If Tenant does not exercise the option during the Option Exercise Period or Landlord does not agree to the extension (in its sole discretion), then the option will lapse and be of no further force or effect and the Term will automatically expire on July 14, 2023 as originally scheduled.  The monthly base rent payable during the Option Term shall initially be 103% of the base rent payable under this Lease immediately prior to the commencement of the Option Term and thereafter such option rent shall be subject to the Annual Increase (defined below) set forth in Section 1.3 below.

1.3Base Rent.  Base rent shall be $72,385 which consists of: (i) $67,900 per month for the lease of the Premises and (ii) $4,485 per month of Parking Rent (defined below) ((i) and (ii) collectively shall be referred to as “Base Rent”).  Base Rent shall be payable in advance on or before the 1st day of each month.  The monthly Base Rent shall be increased by three percent (3%) annually commencing on July 15, 2017 and each year thereafter during the initial Term (and, if applicable, during the Option Term) (the “Annual Increase”).

1.4Parking.  Tenant shall have the right to use up to sixty-nine (69) unreserved parking spaces for $4,485 per month (“Parking Rent”).

1.5Payment by Tenant Upon Execution.  Pursuant to the terms of Section 4.3 herein, upon execution of this Lease, Tenant shall pay (i) the Security Deposit (defined below) and (ii) Base Rent for the period December 1, 2016 to December 31, 2016.

1.6Security Deposit.  One month’s Base Rent or $72,385 (“Security Deposit”).

1.7Agreed Use.  The Premises shall be used for GMP pharmaceutical drug manufacturing, research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 6 hereof (“Agreed Use”).

ARTICLE 2
PREMISES

2.1Letting.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation that the parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

2.2Condition.  Landlord shall deliver the Premises to Tenant broom clean and free of debris on the Commencement Date.  Landlord represents that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”) shall be in good operating condition on the Commencement Date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects on the Commencement Date.

2.3Compliance.  Landlord warrants that to its actual knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed.  Said warranty does not apply to the use to which Tenant will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Tenant’s use, or to any Alterations made or to be made by Tenant.

2.4Acknowledgments.  Tenant acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including but not limited to the information technology infrastructure, electrical, HVAC and other air-handling equipment, fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Tenant’s intended use, (b) Tenant has made such investigation as it deems necessary with reference to such matters, assumes all responsibility therefor as the same relate to its occupancy of the Premises, and finds the Premises and title to the Premises satisfactory for all purposes, and (c) neither Landlord nor Landlord’s agents has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, the Premises is being delivered to Tenant in AS IS, WHERE IS condition, and LAndlord is not making and expressly denies making any representations or warranties as to the PHYSICAL CONDITION OF THE pREMISES, THE FUNCTIONALITY OF THE PREMISES OR THE BUILDING, OR THE habitability of the Premises or the suitability of the Premises generally or for any particular purpose, and TENANT waives any RIGHT or remedy otherwise accruing to TENANT on ACCOUNT of the condition or suitability of the premises or title to the premises, anD TENANT agrees that it takes the premises “as is” without any such REPRESENTATION or warranty, INCLUDING, without limitation, any implied warranties.

2.5Net Lease. The obligations of Tenant hereunder shall be separate and independent covenants.  This is a net lease and Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension or reduction, or defense.  This Lease is the absolute and unconditional obligation of Tenant, and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant’s use of the premises for any reason subject only to: (i) any damage to or destruction of the Premises, as provided in Article 9 of this Lease, or (ii) any condemnation or eminent domain, as provided in Article 14 of this Lease.  All costs and expenses of every kind and nature whatsoever relating to the Premises (other than depreciation, interest on or amortization of debt incurred by Landlord, and costs incurred by Landlord in financing or refinancing the Premises) and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant.  Tenant shall pay all expenses related to the repair or maintenance of the Premises, and taxes (subject to Article 10 of this Lease) and insurance costs.  Tenant shall not have any right to abate Rent or other sums payable hereunder by Tenant during the Term.

ARTICLE 3
TERM

3.1Term.  The Commencement Date, Expiration Date and Term of this Lease are as specified in Section 1.2 above.

3.2Delay in Possession.  Landlord agrees to use its commercially reasonable efforts to deliver possession of the Premises to Tenant by the Commencement Date.  If, despite said efforts, Landlord is unable to deliver possession by such date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date.  Tenant shall not, however, be obligated to pay Rent or perform its other obligations until Landlord delivers possession of the Premises. If possession is not delivered within 30 days after the Commencement Date, Tenant may, at its option, by notice in writing within 10 days after the end of such 30 day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If such written notice is not received by Landlord within said 10 day period, Tenant’s right to cancel shall terminate.  If possession of the Premises is not delivered within 60 days after the Commencement Date, this Lease shall terminate.

ARTICLE 4
RENT

4.1Rent Defined.  All monetary obligations of Tenant to Landlord under the terms of this Lease, and all taxes, costs, expenses and other amounts that Tenant is required to pay pursuant to this Lease to any other party, together with every fine, penalty, interest and costs which may be added for late payment thereof (except for the Security Deposit), are deemed to be rent (“Rent”).

4.2Payment.  Tenant shall cause payment of Rent to be received by Landlord in lawful money of the United States, without offset or deduction, on or before the day on which it is due.  Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Landlord at its address stated herein or to such other persons or place as Landlord may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of any check so stating.  In the event that any check, draft, or other instrument of payment given by Tenant to Landlord is dishonored for any reason, Tenant agrees to pay to Landlord the sum of $25 in addition to any late charge and Landlord, at its option, may require all future Rent be paid by cashier’s check.  Payments will be applied first to accrued late charges and attorneys’ fees, second to accrued interest, then to Base Rent, insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

4.3Monthly Base Rent Abatement.  Notwithstanding anything in Section 4.1 above to the contrary and provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure period), Tenant shall be entitled to an abatement of the monthly Base Rent (the “Base Rent Abatement”) due under this Lease for the Premises for the initial four and a half (4½) full calendar months of the Term (collectively, the “Base Rent Abatement Period”).  In no event shall the aggregate amount of the Base Rent abated under this Section 4.3 exceed $325,732.50, in the aggregate (“Base Rent Abatement Amount”).  Tenant acknowledges and agrees that the Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease.  If Tenant shall be in default under this Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or if this Lease is terminated for any reason other than Landlord’s breach of the Lease, then Tenant shall immediately become obligated to pay to Landlord all of the Base Rent Abatement Amount abated hereunder during the Base Rent Abatement Period with interest as provided in this Lease from the date such Base Rent Abatement Amount would have otherwise been due under this Lease but for the Base Rent Abatement Period provided herein.  The rights contained in this Section 4.3 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or transferee of the Original Tenant's interest in this Lease).

ARTICLE 5
security deposit

Tenant shall deposit with Landlord upon execution hereof the Security Deposit as security for Tenant’s faithful performance of its obligations under this Lease.  If Tenant fails to pay Rent, or otherwise Defaults under this Lease, Landlord may, in addition to all other remedies available to Landlord at law or in equity, use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Landlord, for Rents which will be due in the future and/or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage which Landlord may suffer or incur by reason thereof.  If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written request therefor deposit monies with Landlord sufficient to restore the Security Deposit to the full amount required by this Lease. Within 90 days after the expiration or termination of this Lease, Landlord shall return that portion of the Security Deposit not used or applied by Landlord.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease.

ARTICLE 6
USE

6.1Use.  Tenant shall use and occupy the Premises only for the Agreed Use, and for no other purpose.  Tenant shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion.  Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring properties.

6.2Hazardous Substances.

(a)Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Tenant shall not engage in any activity in or on the Premises that constitutes a Reportable Use of Hazardous Substances.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier, toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any material risk of contamination or damage or expose Landlord to any liability therefor.   Landlord may require such additional assurances as Landlord reasonably deems necessary in Landlord’s sole and absolute judgment to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)Duty to Inform Landlord.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)Tenant Remediation.  Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, comply with Applicable Requirements and take all necessary or reasonably recommended investigatory and/or remedial action, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises at any time during the term of this Lease, by or for Tenant, or any third party.

(d)Tenant Indemnification.  Tenant shall be solely responsible for and shall indemnify, defend, reimburse and hold Landlord, its agents, lenders and employees, if any, harmless from and against any and all loss of rents and/or damages, losses, liabilities, judgments, claims, costs, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought, spilled or released in, on, under or about the Premises by or for Tenant, or any third party (provided, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Tenant).  Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No expiration, termination or cancellation of this Lease and no release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

(e)Compliance with Applicable Requirements.  Tenant shall, at Tenant’s sole expense, fully, diligently and in a timely manner, comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date.  Tenant shall, within ten (10) days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

(f)Inspection; Compliance.  Landlord and Landlord’s “Lender” (as defined in Section 17.13(a) below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease.  The cost of any such inspections shall be paid by Landlord, unless a violation of Applicable Requirements, or a Hazardous Substance condition is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Tenant shall upon request reimburse Landlord for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

ARTICLE 7
maintenance; repairs; utility installations; fixtures and alternations

7.1Tenant’s Obligations.

(a)In General.  It is expressly understood and agreed that Landlord is under no obligation to provide Tenant with any services (including, without limitation, any security services). Tenant shall, at Tenant’s sole expense, keep the Premises, Utility Installations and Alterations (including, without limitation, the roof, walls, footings and foundations, HVAC, mechanical and electrical equipment and systems in or serving the Premises, and structural and nonstructural components and systems of the Premises, driveways, parking areas and lots, sidewalks, roadways, landscaping, any clarifiers and utility feed to the perimeter of the Building) in good order, condition, appearance and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises, and whether such maintenance or repair is foreseen or unforeseen), including, but not limited to, all equipment and facilities, plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, landscaping, and driveways. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.  Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)Failure to Perform.  If Tenant fails to perform Tenant’s obligations under this Section 7.1, Landlord may enter upon the Premises after 10 days’ prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair, and Tenant shall promptly pay to Landlord a sum equal to 115% of the cost thereof.

7.2Landlord’s Obligations.  It is intended by the parties hereto that Landlord has no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Tenant.  Landlord shall not be required to make any repair, replacement, maintenance or other work whatsoever, or to maintain the Premises in any way, and Tenant waives the right to make repairs, replacements or to perform maintenance or other work at the expense of Landlord, which right may be provided for in any Applicable Requirements.  It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3Utility Installations; Trade Fixtures; Alterations.

(a)Definitions.  The term “Utility Installations” refers to all floor and window coverings, air lines, steam lines, power panels, electrical distribution, security and fire protection systems, communication systems, information technology infrastructure, lighting fixtures, HVAC and other air-handling equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification or improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Section 7.4(a).

(b)Consent.  Tenant shall not make any Alterations or Utility Installations to the Premises without Landlord’s prior written consent.  Tenant may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Landlord, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease does not exceed $24,250 in the aggregate.  Notwithstanding the foregoing, Tenant shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Landlord.  Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be made in accordance with Exhibit A (“Work Letter”) attached hereto.  Each of the parties hereto shall perform the obligations imposed upon such party in said Exhibit at the times and in the manner therein provided. Consent shall be deemed conditioned upon Tenant’s: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications.  For work which costs an amount equal to the greater of one month’s Base Rent, Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation or upon Tenant’s posting an additional Security Deposit with Landlord equal to such amount, which additional Security Deposit shall be returned to Tenant upon completion of the work.  Tenant must reimburse Landlord within ten days after Tenant’s receipt of Landlord’s invoice for Landlord’s actual and reasonable costs incurred relating to any Utility Installations, Trade Fixtures or Alterations, including but not limited to all management, engineering, consulting, construction and legal fees incurred by Landlord for the review and approval of Tenant’s plans and specifications or for monitoring Tenant’s construction of any Utility Installations, Trade Fixtures or Alterations.

(c)Liens; Bonds.  Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility.  If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Landlord shall require, Tenant shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same.  Landlord shall not be liable for any labor, services or materials furnished to Tenant or to any party holding any portion of the Premises through or under Tenant and no mechanic’s liens or other liens for any labor, services or materials shall attaché to the Premises or the leasehold estate created thereby.

7.4Ownership; Removal; Surrender; and Restoration.

(a)Ownership.  Subject to Landlord’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant, but considered a part of the Premises.  Landlord may, at any time, elect in writing to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations.  Unless otherwise instructed per Section 7.4(b) hereof, all Tenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Landlord and be surrendered by Tenant with the Premises.

(b)Removal.  By delivery to Tenant of written notice from Landlord not earlier than one hundred eighty (180) days prior to the end of the term of this Lease and not later than one hundred eighty (180) days following the end of the term of this Lease, Landlord may require that any or all Tenant Owned Alterations or Utility Installations installed by or for the benefit of Tenant after the date of this Lease be removed by the expiration or earlier termination of this Lease, or within thirty (30) days following delivery of such written notice, if given after expiration or termination of this Lease.  Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent.  Notwithstanding anything to the contrary in this Lease, any modular lab equipment installed in the premises by Tenant shall be surrendered to Landlord upon the expiration or early termination of this Lease and shall thereupon become the property of Landlord without regard to whether such equipment was paid for by Tenant.

(c)Surrender; Restoration.  Tenant shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, normal wear and tear excepted.  Tenant shall perform all restorations, replacements or renewals required to deliver the Premises and all improvements thereon or a part thereof to Landlord in good order, condition and state of repair, normal wear and tear excepted. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Tenant Owned Alterations or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Tenant.  Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant.  Any personal property of Tenant not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Tenant and may be disposed of or retained by Landlord as Landlord may desire.  The failure by Tenant to timely vacate the Premises pursuant to this Section 7.4(c) without the express written consent of Landlord shall constitute a holdover under the provisions of Section 17.9 below.

7.5Tenant’s Default of Maintenance and Repair Obligations.  If Tenant shall be in default of any of the provisions of this Section 7, Landlord may, after thirty (30) days’ written notice to Tenant and failure of Tenant to cure during said period, but without notice in the case of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant.  All reasonable sums so paid by Landlord and all reasonable expenses (including without limitation reasonable attorneys’ fees and costs) so incurred, together with Interest from the date of payment or the incurring of such expenses, shall constitute Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

ARTICLE 8
insurance; indemnity

8.1Payment for Insurance.  Tenant shall pay for all insurance required under Paragraph 8.  Premiums for policy periods commencing prior to or extending beyond the Term shall be prorated to correspond to the Term.  Payment shall be made by Tenant directly to the insurance carrier within ten (10) days following Tenant’s receipt of an invoice.

8.2Liability Insurance.  Tenant shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord as an additional insured against claims for bodily injury, property damage and personal injury based upon, relating to, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto.  Tenant shall promptly provide Landlord with evidence of such insurance in the form of an endorsement to the policy.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000.  The insurance shall include an “Additional Insured – Managers, Landlords, of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage or injury caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any inter-insured exclusions as between insured persons or organizations, shall contain endorsements for cross-liability to ensure a severability of interests, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.  The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant, nor relieve Tenant of any obligation hereunder.  All insurance to be carried by Tenant shall be primary to and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess insurance only and shall not insure Tenant.

8.3Property Insurance - Building, Improvements and Rental Value.

(a)Building and Improvements.  Landlord shall obtain and keep in force, at Tenant’s sole cost and expense, a policy or policies in the name of Landlord, with loss payable to Landlord insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the Replacement Cost of the Premises, as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage, including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall not exclude flood coverage if the Premises are located in a flood zone, and shall exclude earthquake coverage; provided, however, nothing shall prevent Landlord from obtaining such coverage at Landlord’s expense.  Said policy or policies shall also contain, if available and commercially appropriate, an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S.  Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises is located.  Such insurance coverage shall have a deductible clause, the deductible amount shall not be less than $5,000 per occurrence, and Tenant shall be liable for such deductible amount in the event of an Insured Loss.  Tenant, at Tenant’s option, by providing written notice to Landlord, shall have the right to obtain the insurance required in this section.

(b)Rental Value.  Landlord shall, at Tenant’s sole cost and expense, obtain and keep in force a policy or policies in the name of Landlord with loss payable to Landlord and any Lender, insuring the loss of the full Rent for a minimum of one (1) year (“Rental Value Insurance”).  Said insurance shall provide that in the event the Premises are damaged or destroyed by a risk covered under the policy: (a) the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for a minimum of one full year’s loss of Rent from the date of any such loss; and (b) the proceeds of the policy shall be held by Landlord as security for Tenant’s payment of Rent during the time period for which the loss was paid.  Said insurance shall contain if available and commercially appropriate an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected annual Rent otherwise payable by Tenant, for the next twelve (12) month period.  Tenant shall be liable for any deductible amount in the event of such loss.

8.4Tenant’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a)Property Damage.  Tenant shall obtain and maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures, and Tenant Owned Alterations and Utility Installations.  The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations.

(b)Business Interruption Insurance.  Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent Tenants in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(c)Worker’s Compensation Insurance.  Tenant shall obtain and maintain worker’s compensation insurance in such amount as may be required by Applicable Requirements.  Such policy shall include a “Waiver of Subrogation” endorsement.

(d)No Representation of Adequate Coverage.  Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

8.5Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be reasonably required by a Lender.  Tenant shall not do or permit to be done anything that invalidates the required insurance policies.  Tenant shall, prior to the Commencement Date, deliver to Landlord certified copies of policies of such insurance or endorsements evidencing the existence and amounts of the required insurance.  No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence satisfactory to Landlord of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If Tenant shall fail to procure and maintain the insurance required to be carried by it, Landlord may, but shall not be required to, procure and maintain the same at Tenant’s expense, for which Tenant shall promptly reimburse Landlord together with Interest thereon from the date paid by Landlord.  Tenant shall pay all premiums for the insurance required by this Section 8 as they become due.

8.6Waiver of Subrogation.  Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

8.7Indemnity.  Except for Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents and Lenders from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises or the Project by Tenant or Tenant’s agents, contractors, employees, licensees or invitees (collectively, “Tenant parties”) or any act, omission or negligence of any Tenant parties.  If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall reasonably cooperate with Tenant in such defense.  Landlord need not have first paid any such claim in order to be defended or indemnified.

8.8Exemption of Landlord and its Agents from Liability.  Notwithstanding the negligence or breach of this Lease by Landlord or its agents, neither Landlord nor its agents shall be liable under any circumstances for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, by reason of the condition of the Premises or the operation thereof or for any other reason, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places.  Landlord and its agents shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord.  Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom and Tenant waives any claim against Landlord for actual, consequential, incidental, exemplary or punitive damages.  Instead, it is intended that Tenant’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of this Section 8.

8.9Failure to Provide Insurance.  Tenant acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Landlord to risks and potentially cause Landlord to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.  Accordingly, for any month or portion thereof that Tenant does not maintain the required insurance and/or does not provide Landlord with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Tenant, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater.  The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Landlord will incur by reason of Tenant’s failure to maintain the required insurance.  Such increase in Base Rent shall in no event constitute a waiver of Tenant’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Tenant of its obligation to maintain the insurance specified in this Lease.

ARTICLE 9
damage or destruction

9.1Definitions.

(a)“Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction.

(b)“Premises Total Destruction” shall mean damage or destruction to the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction.  Landlord shall notify Tenant within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)“Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Section 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)“Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)“Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation.

9.2Partial Damage – Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Tenant’s expense, repair such damage (but not Tenant’s Trade Fixtures or Tenant Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, that Tenant shall, at Landlord’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Landlord shall make any applicable insurance proceeds available to Tenant on a reasonable basis for that purpose.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Landlord shall promptly contribute the shortage in proceeds (except as to the deductible which is Tenant’s responsibility) as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor.  If Landlord receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received: (i) Landlord may nevertheless elect by written notice to Tenant within 10 days thereafter to make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) either party may elect by written notice to the other to terminate this Lease 30 days thereafter.  Tenant shall not be entitled to reimbursement of any funds contributed by Tenant to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Section 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either party.

9.3Partial Damage – Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant’s sole cost and expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) either party may terminate this Lease by giving written notice to the other party within 30 days after receipt by Landlord of knowledge of the occurrence of such damage.  Such termination shall be effective 60 days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within 10 days after receipt of the termination notice to give written notice to Landlord of Tenant’s commitment to pay for the repair of such damage without reimbursement from Landlord.  Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction.  If the damage or destruction was caused by the negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant.

9.5Damage Near End of Term.  If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Landlord may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Tenant within 30 days after the date of occurrence of such damage.

9.6Abatement of Rent; Tenant’s Remedies.

(a)Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Tenant is not responsible under this Lease, the Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance.  All other obligations of Tenant hereunder shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)Remedies.  If Landlord is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord of Tenant’s election to terminate this Lease on a date not less than 60 days following the giving of such notice.  If Tenant gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

(c)Waive Statutes.  Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

ARTICLE 10
real property taxes

10.1Definition.  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary, unforeseen or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises or the Project, Landlord’s right to other income therefrom, and/or Landlord’s business of leasing, including, without limitation, gross rentals, taxes by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county, state or other taxing authority of a jurisdiction within which the Premises are located.  Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises or any other tax or assessment imposed in lieu of any other Real Property.

10.2Payment.

(a)Payment of Taxes.  In addition to Base Rent, Tenant shall pay the Real Property Taxes applicable to the Premises during the term of this Lease.  Subject to Section 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date.  Landlord shall receive invoices for taxes due and upon such receipt promptly deliver such invoices or bills directly to Tenant; provided, that Landlord’s failure to deliver any such bill or invoice shall not limit Tenant’s obligation to pay such tax.  Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid.  If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment.  If Tenant shall fail to pay any required Real Property Taxes, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor promptly upon demand.

(b)Advance Payment.  In the event Tenant incurs a late charge on any Rent payment or if required by a lender of Landlord, Landlord may, at Landlord’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Landlord by Tenant, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent.  If Landlord elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Landlord is insufficient to pay such Real Property Taxes when due, Tenant shall pay Landlord, upon demand, such additional sums as are necessary to pay such obligations.  All moneys paid to Landlord under this Section may be intermingled with other moneys of Landlord and shall not bear interest.  In the event of a Breach by Tenant in the performance of its obligations under this Lease, then any balance of funds paid to Landlord under the provisions of this Section may at the option of Landlord, be treated as an additional Security Deposit.

10.3Joint Assessment. If the Premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4Personal Property Taxes.  Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant.  When possible, Tenant shall cause such property to be assessed and billed separately from the real property of Landlord.  If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement.

ARTICLE 11
utilities

Tenant shall obtain and timely pay for all water, gas, heat, light, power, electricity, telephone and other information technology infrastructure, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  Tenant must arrange and pay for connection and activation of any and all utilities and the installation of any required utility meters.  Tenant must pay any fees or deposits required for any of the utilities.  It is expressly understood and agreed that Landlord shall have no liability for any provision, interruption or termination of utility services to the Premises and Tenant shall have no right to abatement of Rent or other charges hereunder nor any right to terminate this Lease in the event of any such failure to provide, interruption or termination of utility services.

ARTICLE 12
assignment and subletting

12.1Landlord’s Consent Required.

(a)Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent.

(b)An assignment or subletting without consent shall, at Landlord’s option, be a Default curable after notice per Section 13.1(e), or a noncurable Breach without the necessity of any notice and grace period.  If Landlord elects to treat such unapproved assignment or subletting as a noncurable Breach, in addition to all other rights and remedies of Landlord herein, Landlord may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect.  Further, in the event of such Breach and rental adjustment, all fixed rental adjustments scheduled during the remainder of the Term, including, but not limited to the annual increase in Base Rent pursuant to Section 1.3 herein, shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(c)Tenant’s remedy for any breach of Section 12.1 by Landlord shall be limited to compensatory damages.

12.2Terms and Conditions Applicable to Assignment and Subletting.

(a)Regardless of Landlord’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant.

(b)Landlord may accept Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for Tenant’s Default or Breach.

(c)Landlord’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant or anyone else responsible for the performance of Tenant’s obligations under this Lease, including any assignee or sublessee, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

(e)Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 as consideration for Landlord’s considering and processing said request.  Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested.

(f)Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.

12.3Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all Rent payable on any sublease, and Landlord may collect such Rent and apply same toward Tenant’s obligations under this Lease; provided, that until a Breach shall occur in the performance of Tenant’s obligations, Tenant may collect said Rent.  Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant’s obligations to such sublessee.  Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Landlord and shall pay all Rents to Landlord without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Tenant to the contrary.

(b)In the event of a Breach by Tenant, Landlord may, at its option, require sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, that Landlord shall not be liable for any prepaid rents paid or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.  If Tenant does not require the sublessor to attorn to Landlord, the sublease shall be extinguished upon the termination of this Lease as a result of Tenant’s breach hereunder, and the sublessee shall have no further right to occupy the Premises.

(c)Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Landlord.

(d)No sublessee shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

ARTICLE 13
default; breach; remedies

13.1Default; Breach.  A “Default” is defined as a failure by Tenant timely to comply with or perform any of the terms, covenants, conditions or rules under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:

(a)The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Section 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)The failure of Tenant to make any payment of Rent or any Security Deposit required to be made by Tenant hereunder, whether to Landlord or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property.  THE ACCEPTANCE BY LANDLORD OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LANDLORD’S RIGHTS, INCLUDING LANDLORD’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)The failure of Tenant to allow Landlord and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Tenant, where such actions continue for a period of 5 business days following written notice to Tenant.  In the event that Tenant commits waste, a nuisance or an illegal activity a second time then, the Landlord may elect to treat such conduct as a non-curable Breach rather than a Default.

(d)The failure by Tenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the rescission of an unauthorized assignment or sublease, or (iii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such Default continues for a period of 5 business days after written notice.

(e)A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, other than those described in Section 13.1(a), (b), (c) or (d) above, where such Default continues for a period of thirty (30) days after written notice; provided, that if the nature of Tenant’s Default is such that it is reasonably capable of cure but  more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant promptly (but in no event later than 30 days) commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(f)The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 13.1(f) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)Tenant does or permits anything that creates a lien on the Premises or the Project, and Tenant fails to discharge the lien within thirty days of its filing.

(h)If a Default occurs more than four times within any period of twelve months, then, notwithstanding that Tenant cured those prior Defaults, any further Default is a Breach of this Lease for which no notice is required or cure available.

13.2Remedies.  If Tenant fails to perform any of its affirmative duties or obligations, within 5 days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Tenant shall pay to Landlord an amount equal to 115% of the costs and expenses of any such performance by Landlord promptly upon receipt of invoice therefor.  In the event of a Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such Breach:

(a)Terminate Tenant’s right of possession, in which case this Lease shall immediately terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall be entitled to recover from Tenant:  (i) the unpaid Rent which has been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, and reasonable attorneys’ fees.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the prime rate of interest published in the Wall Street Journal, or a comparable publication if the prime rate is no longer available in the Wall Street Journal plus four percent.  Efforts by Landlord to mitigate damages caused by Tenant’s Breach of this Lease shall not waive Landlord’s right to recover damages under this Article 13 or otherwise.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damage as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period are required under Section 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also constitute the notice required by Section 13.1.  In such case, the applicable grace period required by Section 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b)Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises.  In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due.  Acts of maintenance, efforts to relet, and/or the appointment or a receiver to protect the Landlord’s interests shall not constitute a termination of the Tenant’s right to possession.

(c)Pursue the remedy of specific performance and/or injunctive relief.

(d)Change or alter the locks at the Premises and otherwise lock Tenant out of the Premises.

(e)Pursue any other remedy now or hereafter available in equity under the laws or judicial decisions of the state wherein the Premises are located.

(f)The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing prior to the expiration or earlier termination of this Lease.

(g)The acceptance by Landlord of any payments from Tenant after the expiration or earlier termination of this Lease shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction.

(h)If Tenant shall hold over or remain in possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease, then Tenant shall be subject to summary proceeding for eviction and liable for all damages related thereto.  All damages of Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

13.3Late Charges.  Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender.  Accordingly, if any Rent shall not be received by Landlord (or received by any other third party that Tenant is directed to pay, as provide herein), within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a one-time late charge equal to the greater of $250 or five percent (5%) of each such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Rent in any 12 month period, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

13.4Interest.  Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to ten percent (10%) per annum, but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Section 13.3.

ARTICLE 14
condemnation

If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by the Building, is taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, that Tenant shall be entitled to any compensation paid by the condemnor for Tenant’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Article 14.  All Alterations and Utility Installations made to the Premises by Tenant, for purposes of Condemnation only, shall be considered the property of the Tenant and Tenant shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Landlord shall repair any damage to the Premises caused by such Condemnation.

ARTICLE 15
BROKERS

Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no person is entitled to any commission or finder’s fee in connection herewith.  Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

ARTICLE 16
estoppel certificates

16.1Each party (as “Responding Party”) shall within ten (10) business days after written notice from the other party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) this Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Landlord is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

16.3If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

ARTICLE 17
miscellaneous

17.1Definition of Landlord.  The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises.  In the event of a transfer of Landlord’s title or interest in the Premises or this Lease, the prior Landlord shall fully be released from and relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

17.2Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

17.3Day.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

17.4Limitation on Liability.  The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord or its affiliates, individual partners, directors, officers or shareholders.  Tenant shall look to the Premises, and to no other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against the individual partners of Landlord or its individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

17.5Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

17.6No Prior or Other Agreements.  This Lease constitutes the entire agreement between Landlord and Tenant with respect to the lease of the Premises and supersedes any and all other prior written or oral agreements or understandings with respect to this transaction.  Except as expressly set forth in this Lease, no representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Landlord or anyone acting on Landlord’s behalf, either orally or in writing have induced Tenant to enter into this Lease, and Tenant acknowledges, represents and warrants that Tenant has entered into this Lease under and by virtue of Tenant’s own independent investigation.

17.7Notices.

(a)Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section 17.7.  The addresses noted adjacent to a party’s signature on this Lease shall be that party’s address for delivery or mailing of notices.  Either party may by written notice to the other specify a different address for notice.  A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing.

(b)Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

17.8Waivers.  No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof.  Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant.  Any payment by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.  THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

17.9No Right to Holdover.  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Tenant holds over, then such holdover shall be deemed a “Tenancy at Sufferance” (with Tenant waiving, to the fullest extent permitted by applicable law, any required statutory notices to vacate the Premises) and the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

17.10Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.11Covenants and Conditions; Construction of Agreement.  All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.  It is expressly understood and agreed that Tenant’s obligation to pay Rent and other charges due hereunder is an independent covenant.  In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

17.12Binding Effect; Choice of Law.  This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of California.  Any litigation between the parties hereto concerning this Lease shall be initiated only in the county of Los Angeles, California.

17.13Subordination; Attornment; Non-Disturbance.

(a)Subordination.  This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof, subject to Tenant’s receipt of a non-disturbance agreement in Lender’s standard form.  Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Landlord under this Lease.  Any Lender may elect to have this Lease superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

(b)Attornment.  In the event that Landlord transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Tenant shall attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Tenant and such new owner, and (ii) Landlord shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Landlord’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Tenant might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

(c)Self-Executing.  The agreements contained in this Section 17.13 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination or attornment agreement provided for herein.

(d)Modifications Required by Lender.  If any Lender requires a modification of this Lease that will not increase Tenant’s cost or expense or materially or adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) business days after the request.

17.14Attorneys’ Fees.  If any party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to recover its reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.  In addition, if, as a result of any action or request of Tenant, Landlord consults or retains attorneys, Tenant must reimburse Landlord for its attorneys’ fee within ten days following Tenant’s receipt of Landlord’s invoice for those attorneys’ fees.

17.15Landlord’s Access; Showing Premises; Repairs.  Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of: (i) showing the same to prospective purchasers, lenders, or lessees; (ii) making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary, so long as they do not interfere with Tenant’s business or use of the Premises; or, (iii) any other reason as Landlord shall deem necessary.  All such activities shall be without abatement of rent or liability to Tenant.  Landlord may at any time place on the Premises any ordinary “For Sale” signs and Landlord may during the last nine (9) months of the term hereof place on the Premises any ordinary “For Lease” signs.

17.16Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, that Landlord may elect to continue any one or all existing subtenancies.  Landlord’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest.  No payment of money by Tenant to Landlord after this Lease has expired or terminated will reinstate or extend the Term or make ineffective any notice given to Tenant prior to Tenant’s payment.  If after Landlord has filed and served a lawsuit against Tenant or after a final judgment granting Landlord possession of the Premises, Landlord may receive any sums due under this Lease and the payment will not make ineffective any notice, or in any manner affect any pending lawsuit or previously obtained judgment.

17.17Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Landlord’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’, attorneys and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor.  Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.  In the event that either party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

17.18Quiet Possession.  Subject to payment by Tenant of the Rent and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

17.19Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same.  Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

17.20Reservations.  Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant.  Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

17.21Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

17.22Offer.  Preparation of this Lease by either party or its agent and submission of same to the other party shall not be deemed an offer to lease to the other party.  This Lease is not intended to be binding until executed and delivered by all parties hereto.

17.23Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.  As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

17.24Waiver of Trial By Jury.  Tenant hereby waives, to the fullest extent permitted by applicable law, the right to a trial by jury in any action brought by Landlord against Tenant in connection with this Lease.

[Signature Page Follows]

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

IN WITNESS WHEREOF, the parties have executed this Commercial Lease as of the date first written above.

LANDLORD:	TENANT:

605 Doug St, LLC	NantKwest, Inc.

By:	/s/ Chuck Kenworthy	By:	/s/ Barry Simon
Name:	Chuck Kenworthy	Name:	Barry J. Simon
Title:	Manager	Title:	President & COO

Address:	Address:

9920 Jefferson Blvd.	3530 John Hopkins Court
Culver City, CA 90232	San Diego, CA 92121

EXHIBIT A

WORK LETTER

SECTION 1

CONDITION OF PREMISES; TENANT IMPROVEMENT ALLOWANCE

1.1Landlord has constructed, at its sole cost and expense, the base, shell and core of the Premises (collectively, the “Base, Shell and Core”).  Landlord shall deliver the Base, Shell and Core to Tenant in good working condition.  Except as set forth above and in this Work Letter, Tenant shall accept the Premises in their currently existing “as-is” condition and shall design and construct improvements in the Premises (the “Improvements”) pursuant to this Work Letter.

1.2Improvement Allowance.  Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in the amount of $848,750.00 (i.e., $35.00 multiplied by 24,250 rentable square feet of the Premises) for the costs relating to the initial design and construction of Improvements which are permanently affixed to the Premises. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance.  Any unused portion of the Improvement Allowance remaining as of the expiration or early termination of the Lease shall remain with Landlord and Tenant shall have no further right thereto.

1.3Disbursement of the Improvement Allowance.  Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Improvements and for the following items and costs (collectively, the “Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 2.1 of this Tenant Work Letter; (ii) the cost of permits; (iii) the cost of any changes in the Base, Shell and Core required by the Construction Drawings (defined below); and (iv) the cost of any changes to the Construction Drawings or Improvements required by applicable building codes (the “Code”).  However, in no event shall more than Five Dollars ($5.00) per rentable square foot of the Improvement Allowance be used for the items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall be deemed to constitute an Over-Allowance Amount (defined below).

1.4Over-Allowance Amount.  Tenant shall be responsible for any amounts (the “Over-Allowance Amount”) equal to the difference between (i) the cost of the Improvements and (ii) the amount of the Improvement Allowance. Except for the Improvement Allowance, Tenant is responsible for paying for the entire cost of the Improvements and any other costs necessary for Tenant’s occupancy and Tenant bears all risk, including timing and costs, in connection therewith. The modular lab equipment described in Section 7.4(b) of the Lease shall not be deemed Improvement Allowance Items and no portion of the Improvement Allowance shall be used for the cost thereof.

Exhibit A

1

SECTION 2

CONSTRUCTION DRAWINGS

2.1Selection of Architect/Construction Drawings.  Tenant shall retain an architect/space planner reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 2.1.  Tenant shall also retain the engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and life safety work of the Improvements.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall conform with the drawing format and specifications specified by Landlord and shall be subject to Landlord's reasonable approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.2Final Space Plan.  Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval, which shall not be unreasonably withheld.

2.3Final Working Drawings.  Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld.

2.4Permits.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements.  Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 3.1, below, to commence and fully complete the construction of the Improvements (the “Permits”).  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

SECTION 3

CONSTRUCTION OF THE IMPROVEMENTS

3.1Contractor.  Tenant shall retain a qualified general contractor that is approved by Landlord in writing to construct the Improvements (“Contractor”).

Exhibit A

2

3.2Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by the Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant's Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.  If Landlord does not approve any of the Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.  Notwithstanding the foregoing, the Tenant shall be required to utilize subcontractors designated by Landlord for any mechanical, electrical, plumbing, life-safety, sprinkler, structural and air-balancing work.

3.3Construction of Improvements by Contractor.  The Tenant shall independently retain, in accordance with Section 3.1 above, Contractor to construct the Improvements in accordance with the Approved Working Drawings.  Prior to Tenant's execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.  Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).

3.4Indemnification & Insurance.

3.4.1  Indemnity.  Tenant's indemnity of Landlord as set forth in Section 8.7 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents.

3.4.2  Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

3.4.3  Insurance Requirements.

3.4.3.1  General Coverages.  All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 8 of this Lease.

3.4.3.2  Special Coverages.  Tenant shall carry “Builder's All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

Exhibit A

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3.4.3.3  General Terms.  Certificates for all insurance carried pursuant to this Section 3.4.3.3 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site.  In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense.  Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.

3.5Rules and Regulations.  Tenant, Contractor and all of Tenant’s Agents shall be required to comply with Landlord’s reasonable construction rules and regulations.  Tenant shall use it best efforts to coordinate its construction activities with such other tenants in order to ensure an orderly and efficient construction process.

3.6Acknowledgement of Completion of Construction.  Upon completion of the Improvements, Landlord and Tenant shall execute an acknowledgement thereof in the form attached to this Work Letter as Schedule 1 to Exhibit A.

SECTION 4

MISCELLANEOUS

4.1Tenant's Representative.  The Tenant shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

4.2Landlord's Representative.  The Landlord shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

Exhibit A

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SCHEDULE 1 TO EXHIBIT A

ACKNOWLEDGMENT OF CONSTRUCTION COMPLETION DATE and USE OF LEASED PREMISES

This ACKNOWLEDGMENT OF CONSTRUCTION COMPLETION DATE and USE OF LEASED PREMSES is made this _____ day of ______________, ____, between 605 DOUG ST, LLC, a California limited liability company (“Landlord”), and NANTKWEST, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease agreement dated _______ (effective ______ (the “Lease Agreement”), by and between Landlord and Tenant.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease Agreement, that the Construction of the laboratory and GMP build-out at the Leased Premises was substantially complete on __________ and that the Leased Premises are ready for its intended use as defined in Article 1.7 of the Lease Agreement.  The foregoing is for information purposes only and shall not affect or change the Commencement Date under the Lease Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF CONSTRUCITON COMPLETION DATE and USE OF LEASED PREMSES to be effective on _________.

Tenant:

NANTKWEST, INC.,
a Delaware corporation

By:
Its:

Landlord:

605 DOUG ST, LLC,
a California limited liability company

By:
Its:

Exhibit A

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